UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The information attached as Exhibits 99.1 and 99.2 to this report relating to Mast Therapeutics, Inc. (the “Company”) and its development programs may be presented from time to time by the Company at various investor and analyst meetings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

By filing this report, including the information contained in Exhibits 99.1 and 99.2 attached hereto, the Company makes no admission as to the materiality of any information in this report. The information contained in Exhibits 99.1 and 99.2 hereto is summary information that is intended to be considered in the context of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed on March 24, 2015, Quarterly Report on Form 10-Q filed on May 11, 2015, and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure.

Forward-Looking Statements

Mast Therapeutics cautions you that statements included in this report, including in Exhibits 99.1 and 99.2 attached hereto, that are not a description of historical facts are forward-looking statements that are based on the Company’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements regarding the Company’s development, regulatory and commercialization strategies and plans for its product candidates, including vepoloxamer (MST-188) in sickle cell disease, arterial disease, and heart failure, and AIR001 in heart failure with preserved ejection fraction, as well as the timing of activities and events related to those plans, including commencement and completion of clinical and nonclinical studies. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: the uncertainty of outcomes in ongoing and future studies of its product candidates and the risk that its product candidates may not demonstrate adequate safety, efficacy or tolerability in one or more such studies, including vepoloxamer in the ongoing EPIC study and Phase 2 study in acute lower limb ischemia; delays in the commencement or completion of clinical studies, including the EPIC study, the Phase 2 study of vepoloxamer in acute limb ischemia, the planned Phase 2 study of vepoloxamer in heart failure, and the Phase 2a studies of AIR001, including as a result of difficulties in obtaining regulatory agency agreement on clinical development plans or clinical study design, opening trial sites, enrolling study subjects, manufacturing sufficient quantities of clinical trial material, completing manufacturing process development activities, being subject to a “clinical hold,” and/or suspension or termination of a clinical study, including due to patient safety concerns or lack of funding; the potential for institutional review boards or the FDA or other regulatory agencies to require additional clinical or nonclinical studies prior to initiation of a planned clinical study; the risk that, even if clinical studies are successful, the FDA or another regulatory agency may determine they are not sufficient to support a new drug application; the potential that even if clinical studies of a product candidate in one indication are successful, clinical studies in another indication may not be successful; the Company’s reliance on contract research organizations (CROs), contract manufacturing organizations (CMOs), and other third parties to assist in the conduct of important aspects of development of its product candidates, including clinical studies, manufacturing, and regulatory activities for its product candidates and that such third parties may fail to perform as expected; the Company’s ability to obtain, as needed, additional funding on a timely basis or on acceptable terms, or at all; the potential for the Company to delay, reduce or discontinue current and/or planned development activities, including clinical studies, partner its product candidates at inopportune times or pursue less expensive but higher-risk and/or lower return development paths if it is unable to raise sufficient additional capital as needed; the risk that the FDA and regulatory agencies outside of the U.S. do not grant marketing approval of a product candidate, on a timely basis, or at all; the risk that, even if the Company successfully develops a product candidate in one or more indications, it may not realize commercial success and may never achieve profitability; the risk that the Company is not able to adequately protect its intellectual property rights and prevent competitors from duplicating or developing equivalent versions of its product candidates or that the use or manufacture of its products or product candidates infringe the proprietary rights of others; and other risks and uncertainties more fully described in the Company’s periodic filings with the SEC and press releases.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Mast Therapeutics does not intend to revise or update any forward-looking statement set forth in this report to reflect events or circumstances arising after the date hereof, except as may be required by law. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: June 25, 2015	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Mast Therapeutics, Inc. corporate presentation, June 25, 2015
99.2	Summary of the development history of vepoloxamer, June 2015

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